Exhibit 99.1

January 23, 2014

FOR IMMEDIATE RELEASE

Investor Contact: Mark Warren (205) 298-3220

Media Contact: David Donaldson (205) 298-3220

VULCAN MATERIALS ANNOUNCES THE SALE OF FLORIDA CEMENT AND CONCRETE ASSETS FOR $720 MILLION

Transaction Further Sharpens Core Aggregates Focus,

Increases Profitability and Cash Flows

Birmingham, Ala. January 23, 2014 – Vulcan Materials Company (NYSE:VMC), the nation’s largest producer of construction aggregates, announced today that it has entered into a definitive agreement to sell the Company’s cement and concrete businesses in the Florida area to Cementos Argos for gross cash proceeds of $720 million. Vulcan is retaining all of its aggregates operations in Florida. As part of the transaction, the Company has entered into a supply agreement to continue to provide aggregates to the divested concrete facilities, at market prices, for a period of 20 years. The transaction, which is subject to regulatory approval under the Hart-Scott-Rodino Act and customary closing conditions, is expected to close in the first quarter of 2014.

Concurrent with this announcement, the Company is initiating a tender offer to purchase $500 million of outstanding debt. A separate announcement released today outlines the details of this tender offer.

In addition, the Company exercised an option in December to purchase land containing 136 million tons of aggregates reserves in Southern California for $117 million. The Company previously operated this quarry under a lease which was scheduled to expire in 2017. This land purchase increases pretax earnings by eliminating a $7 million per year lease payment and, via a deferred like-kind exchange, allows the Company to defer approximately $37 million of cash taxes referable to the sale of land that is part of the cement and concrete assets transaction.

The completion of the asset sale to Cementos Argos and related restructuring and other transaction-related expenses will result in a pretax gain of approximately $210 million, or $1.00 per diluted share. The $500 million reduction in long-term debt via the tender offer will reduce annual pretax interest expense by approximately $33 million and will increase annual net earnings by approximately $0.16 per diluted share. The Company expects to record a one-time charge of approximately $0.37 per diluted share associated with the premiums paid above par value and the acceleration of previously deferred finance charges.

“Divesting these non-core cement and concrete assets, at a full and fair valuation, allows us to further enhance our financial strength and strategic focus as the leading aggregates producer in the fastest-growing regions and urban markets of the United States,” said Don James, Chairman and Chief Executive Officer.

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“Since announcing our asset sale plan in February 2012, we have raised more than $1 billion in proceeds from the sale of non-core assets, including today’s transaction and the future production sale agreements announced last year. With this capital, total debt will have been reduced by almost $800 million, including the tender offer announced today, and we will have invested more than $240 million to acquire aggregates quarries and reserves in California, Georgia, Texas and Virginia. We remain committed to building shareholder value through the execution of our core aggregates strategy.”

The assets being acquired by Cementos Argos are located in Florida and south Georgia, and include Vulcan’s Newberry, Florida cement plant, Tampa and Port Manatee cement terminals and grinding facilities, 69 ready-mixed concrete sites and 13 concrete block and building material sites. Combined, these assets generated approximately $153 million in net sales and a loss of $1 million in EBITDA for the 9 month period ended September 30, 2013. Vulcan is retaining its cement segment’s ground calcium operations.

Reconciliation of Non-GAAP Financial Measures

Generally Accepted Accounting Principles (GAAP) does not define “Earnings before Interest, Taxes, Depreciation and Amortization” (EBITDA). Thus, EBITDA should not be considered as an alternative to earnings measures defined by GAAP. We present this metric for the convenience of investment professionals and for shareholders who need to understand the metrics we use to assess performance. We use EBITDA to assess the operating performance of our various business units and the consolidated company. We do not use this metric as a measure to allocate resources. EBITDA adds back depreciation and amortization of $27 million to an operating loss of $28 million for an EBITDA loss of $1 million for the nine month period ended September 30, 2013.

About Vulcan Materials Company

Vulcan Materials Company, a member of the S&P 500 index, is the nation’s largest producer of construction aggregates and a major producer of asphalt mix and concrete.

About Argos

Cementos Argos S.A., member of the Dow Jones Sustainability Index, is a Colombia-based company engaged in the production of cement, aggregates and concrete products. The company operates cement and concrete production plants located throughout Colombia, Central America, the Caribbean and the United States.

Forward-Looking Statements Disclaimer

This document contains forward-looking statements. Statements that are not historical fact, including statements about Vulcan's beliefs and expectations, are forward-looking statements. Generally, these statements relate to future financial performance, results of operations, business plans or strategies, projected or anticipated revenues, expenses, earnings (including EBITDA and other measures), dividend policy, shipment volumes, pricing, levels of capital expenditures, intended cost reductions and cost savings, anticipated profit improvements and/or planned divestitures and asset sales. These forward-looking statements are sometimes identified by the use of terms and phrases such as "believe," "should," "would," "expect," "project," "estimate," "anticipate," "intend," "plan," "will," "can," "may" or similar expressions elsewhere in this document. These statements are subject to numerous risks, uncertainties, and assumptions, including but not limited to general business conditions, competitive factors, pricing, energy costs, and other risks and uncertainties discussed in the reports Vulcan periodically files with the SEC.

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Forward-looking statements are not guarantees of future performance and actual results, developments, and business decisions may vary significantly from those expressed in or implied by the forward-looking statements. The following risks related to Vulcan's business, among others, could cause actual results to differ materially from those described in the forward-looking statements: risks that Vulcan's intentions, plans and results with respect to cost reductions, profit enhancements and asset sales, as well as streamlining and other strategic actions adopted by Vulcan, will not be able to be realized to the desired degree or within the desired time period and that the results thereof will differ from those anticipated or desired; uncertainties as to the timing and valuations that may be realized or attainable with respect to planned asset sales; those associated with general economic and business conditions; the timing and amount of federal, state and local funding for infrastructure; changes in Vulcan’s effective tax rate; the increasing reliance on technology infrastructure for Vulcan’s ticketing, procurement, financial statements and other processes could adversely affect operations in the event such infrastructure does not work as intended or experiences technical difficulties; the impact of the state of the global economy on Vulcan’s businesses and financial condition and access to capital markets; changes in the level of spending for private residential and private nonresidential construction; the highly competitive nature of the construction materials industry; the impact of future regulatory or legislative actions; the outcome of pending legal proceedings; pricing of Vulcan's products; weather and other natural phenomena; energy costs; costs of hydrocarbon-based raw materials; healthcare costs; the amount of long-term debt and interest expense incurred by Vulcan; changes in interest rates; the impact of Vulcan's below investment grade debt rating on Vulcan's cost of capital; volatility in pension plan asset values and liabilities which may require cash contributions to the pension plans; the impact of environmental clean-up costs and other liabilities relating to previously divested businesses; Vulcan's ability to secure and permit aggregates reserves in strategically located areas; Vulcan's ability to manage and successfully integrate acquisitions; the potential of goodwill or long-lived asset impairment; the potential impact of future legislation or regulations relating to climate change, greenhouse gas emissions or the definition of minerals; and other assumptions, risks and uncertainties detailed from time to time in the reports filed by Vulcan with the SEC. All forward-looking statements in this communication are qualified in their entirety by this cautionary statement. Vulcan disclaims and does not undertake any obligation to update or revise any forward-looking statement in this document except as required by law.

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